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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan and Supplemental Stock Option Plan of Red Brick Systems, Inc. of our report dated January 14, 1997, with respect to the consolidated financial statements and schedule of Red Brick Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young, LLP


San Jose, California
April 18, 1997